Exhibit 10.26
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(“THE HARTFORD”)
FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
FOR: [insert name of director]
You have been granted an award of restricted stock units under The Hartford 2020 Stock Incentive Plan (the “Plan”) as summarized below:

Award Type	% Deferred	Grant Date	Share Price as of Grant Date	# of Restricted Stock Units
Annual Grant	[0-100%]	XX/XX/XXXX	$XX.XX	X,XXX.XXX
[Cash Retainer Deferral]	[0-100%]	[XX/XX/XXXX]	$[XX.XX]	[X,XXX.XXX]
Each restricted stock unit represents a right to receive, pursuant to the terms of the Plan, one share of common stock of The Hartford per restricted stock unit at the Distribution Date indicated below. You may not sell, exchange, transfer, pledge, or otherwise dispose of the units awarded. Until shares are distributed, your restricted stock unit account will be credited with dividend equivalents, which are subject to the same terms and conditions as the restricted stock units to which they relate. These dividend equivalents will be deemed reinvested in a number of restricted stock units determined based on the fair market value of The Hartford common stock on the date the corresponding common stock dividend is payable to stockholders.
VESTING AND DISTRIBUTION
This is a contingent award and remains subject to forfeiture pending continued Board service through the applicable Vesting Date indicated below. Your units will vest provided you actively and continuously serve as a director of The Hartford until the Vesting Date indicated (unless otherwise provided by the Plan). Vested units will be payable in shares of The Hartford’s common stock and deposited into your individual brokerage account on the Distribution Date indicated, unless otherwise provided by the Plan. Upon your resignation, your units will vest or forfeit as determined by the Compensation and Management Development Committee of The Hartford Board of Directors.

Restricted Stock Units	Vesting Date	Distribution Date[*]
X,XXX.XXX	[The earlier of (i) the last day of the 2021-2022 Board service year (the period between dates of the 2021 and 2022 Annual Meetings of Stockholders) or (ii) the first anniversary of the award grant date][insert date]	[Within 60 days following the Vesting Date][Within 60 days following the termination of Board service]
[X,XXX.XXX]	[N/A – Fully Vested]	[Within 60 days following the termination of Board service]
[*The Distribution Date reflects the date that your restricted stock units will be paid in accordance with your deferral election, which was made in [insert month, year].]

[BENEFICIARY DESIGNATION
One or more beneficiaries for your award may be designated on the Beneficiary Designation Form attached hereto as Attachment A. Should you wish to designate or change a beneficiary for your award, the Beneficiary Designation Form must be returned to [insert address]. If the form is not returned and you die prior to the distribution of your award, shares attributable to your award will be transferred to your spouse (or, if no spouse, your estate), except to the extent that you previously filed a Beneficiary Designation Form applicable to your awards. Unless revoked, your Beneficiary Designation Form will apply to all awards previously granted under the Plan and any awards made to you in the future. Please note that once shares attributable to this award are transferred to your individual brokerage account, the beneficiary designation for your individual brokerage account, and not The Hartford’s Beneficiary Designation Form, applies.]
MORE INFORMATION
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For further details regarding your award, refer to the Prospectus attached hereto as Attachment B, which includes a copy of the Plan as well as a brief summary of the Federal tax consequences of your award. Attachment C is the Administrative Rules Relating to Awards for Non-Employee Directors.
Your restricted stock unit award is subject to the terms and conditions set forth in this notice, the Plan, and the administrative rules, procedures and interpretations adopted pursuant to the Plan, and such amendments as may be made to each of the foregoing from time to time. The foregoing documents, including any amendments, collectively constitute your restricted stock unit award agreement with The Hartford for purposes of the award referred to herein.
[insert name and title]

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